Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-283717 on Form S-3 and in the Registration Statement No. 333-272232 on Form S-8 of ConnectOne Bancorp, Inc. of our report dated March 12, 2025, relating to the consolidated financial statements of The First of Long Island Corporation included in this Current Report on Form 8-K. We also consent to the reference to us under the heading "Experts" in the prospectus.

/s/ Crowe LLP

Crowe LLP

New York, New York

May 14, 2025